UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 29, 2026 / June 26, 2026

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, South Carolina, 29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2026, by resolution of its sole shareholder, Domtar Corporation (the “Company”) elected David J. Johnson, Jr. as a director. The appointment follows the entry by the Company into a consulting agreement with Gemsbok Partners LLC (“Gemsbok”), of which Mr. Johnson is the Managing Member, dated April 7, 2026.

A U.S. qualified lawyer, Mr. Johnson retired as a partner of (and later Of Counsel to) the international law firm O’Melveny & Myers LLP, where, for over 25 years, he advised clients on corporate and finance matters. During his tenure with O’Melveny, he served in a series of senior firm-wide leadership roles, including as a member of the Policy Committee (the firm’s board-equivalent), Managing Partner of the Hong Kong office, Chair of the Transactions Department (overseeing more than 350 lawyers across 12 offices), and Co-Head of the Capital Markets Group. Mr. Johnson holds a J.D./M.B.A. from the University of Virginia School of Law/Darden School of Business and a B.A. in U.S. Government, with high honors, from the University of Virginia. The Company believes that Mr. Johnson’s background and experience in finance and corporate matters, along with his managerial experience, qualifies him to act in this role.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

[None.]

Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Nancy Klembus
Name:	Nancy Klembus
Title:	Senior Vice-President, Chief Legal Officer and Corporate Secretary

Date: June 29, 2026

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